UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    January 31, 2013

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

143 Varick Street, New York, NY	10013
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	212-231-2000

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

Vertro, Inc. (“Vertro”), a wholly owned subsidiary of Inuvo, Inc., and Google Inc. entered into a Google Services Agreement (the “Agreement”) effective as of February 1, 2013.  Under the Agreement, Vertro has agreed to utilize Google’s WebSearch  and AdSense For Search.  The term of the Agreement is from February 1, 2013 to January 31, 2015.  The Agreement contains customary termination provisions and either party has the right to terminate the Agreement on January 31, 2014.

Item 7.01        Regulation FD

On February 1, 2013, the Company issued a press release entitled “Inuvo, Inc. Subsidiary and Google Renew Advertising Relationship Through New Two-Year Agreement”.  A copy of the Company’s press release is being furnished herewith as Exhibit 99.1.

            The information in this Current Report on Form 8-K under this caption and accompanying exhibits are being furnished under Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01        Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press release dated February 1. 2013, entitled “Inuvo, Inc. Subsidiary and Google Renew Advertising Relationship Through New Two-Year Agreement”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.

Date: February 1, 2013	By:	/s/ John Pisaris
Name: John Pisaris
Title: General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated February 1. 2013, entitled “Inuvo, Inc. Subsidiary and Google Renew Advertising Relationship Through New Two-Year Agreement”.